SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            F&M NATIONAL CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


         The Annual Meeting of Shareholders of F&M NATIONAL CORPORATION (the "Company") will be held at the TraveLodge of Winchester, 160 Front Royal Pike, Winchester, Virginia, on Tuesday, April 22, 1997, at 10 a.m. for the following purposes:

         1.       To elect fourteen directors to serve for the ensuing year;

         2. To ratify the selection by the Audit Committee of the Board of Directors of Yount, Hyde & Barbour, P. C., independent certified public accountants, as auditors of the Company for 1997; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only shareholders of record at the close of business on February 28, 1997, will be entitled to vote at the Annual Meeting.

         Attendance at the Annual Meeting will be limited to shareholders of record, persons holding proxies from shareholders and certain representatives of the press and financial community. If you wish to attend the Annual Meeting, but your shares are held in the name of a broker, bank or other nominee, you should bring with you written confirmation from such nominee of your beneficial ownership.

         You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the meeting, it is important that your shares be represented. Please complete, sign, date and return the enclosed proxy card promptly. If you attend the Annual Meeting, you may withdraw any proxy previously given and vote in person.

         Due to limited seating space, lunch will not be served.

         Following the adjournment of the Annual Meeting, officers and directors of the Company will be available to meet with you.

                                            By Order of the Board of Directors



                                            Alfred B. Whitt
                                            Senior Vice President, Secretary and
                                            Senior Financial Officer


Winchester, Virginia
March 21, 1997

                            F&M NATIONAL CORPORATION

                          P R O X Y  S T A T E M E N T

                                     GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of F&M National Corporation (the "Company") to be voted at the 1997 Annual Meeting of Shareholders to be held Tuesday, April 22, 1997, at 10 a.m. at the TraveLodge of Winchester, 160 Front Royal Pike, Winchester, Virginia, and any adjournment thereof. The distribution of this Proxy Statement and related proxy material will commence on or about March 21, 1997.

Voting and Revocation of Proxies

         All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with instructions noted thereon or, if no direction is indicated, they will be voted in favor of the proposals set forth in the Notice of Annual Meeting. Any shareholder giving a proxy has the power to revoke it at any time before the proxy is voted by giving written notice to the Secretary of the Company, by executing or delivering a substitute proxy or by attending the Annual Meeting and revoking the proxy at the meeting.

Voting Rights of Shareholders

         Only Shareholders of record at the close of business on February 28, 1997, will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the close of business on the record date, 20,348,174 shares of Common Stock, par value $2.00 per share, were outstanding and entitled to vote at the Annual Meeting. The Company has no other class of stock outstanding. Each share of Common Stock will entitle the holder thereof to one vote on all matters to come before the Annual Meeting. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business. Shares for which the holder has elected to abstain or to withhold the proxies' authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

Solicitation of Proxies

         The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by use of the mails, certain officers and employees of the Company (who will not be compensated in addition to their regular salaries) may solicit proxies personally or by telephone. The Company will reimburse brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of Company Common Stock.

                      ELECTION OF DIRECTORS - PROPOSAL ONE

         The fourteen persons named below, each of whom currently serves on the Board of Directors, will be nominated to serve as directors until the 1998 Annual Meeting of Shareholders or until their successors have been duly elected and qualified. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If for any reason any of the persons named below should become unavailable to serve, an event which management does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors may designate. The election of each nominee requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors.

         The Board of Directors recommends that shareholders vote for the nominees set forth below.


                                          Served as                        Principal Occupation
          Name and Age                 Director Since                     During Past Five Years

Leonard L. Abel (70)                        1996            Financial consultant with the accounting firm of
                                                            Kershenbaum, Abel, Kernus and Wychulis, Rockville,
                                                            Maryland; Chairman of the Board, F&M Bank-Allegiance.

Frank Armstrong, III (60)                   1985            Chairman, President and Chief Executive Officer of
                                                            National Fruit Product Company, Inc. (food processor and
                                                            distributor), Winchester, Virginia.

William H. Clement (69)                     1988            Vice Chairman, Hidden Creek Industries, Inc. (a private
                                                            real estate investment company), Winchester, Virginia;
                                                            Retired in 1995 as Chairman of the Board of Automotive
                                                            Industries, Inc. and Vice Chairman of the Board of
                                                            Automotive Industries Holding, Inc. (automobile parts
                                                            manufacturer), Strasburg, Virginia.

Charles E. Curtis (58)                      1996            President and Chief Executive Officer, F&M Bank-Northern
                                                            Virginia.

W. M. Feltner (77)                          1970            Chairman of the Board and Chief Executive Officer of the
                                                            Company; Chairman of the Board of F&M Bank-Winchester.

William R. Harris (68)                      1986            Chairman of the Board of Harris Heating & Plumbing, Inc.,
                                                            Richmond, Virginia; Chairman of the Board, F&M
                                                            Bank-Richmond.

L. David Horner, III (62)                   1986            Chairman of the Board of Horner Properties, Inc. (real
                                                            estate developer), Stuart, Florida.

Jack R. Huyett (64)                         1990            President, Chief Administrative Officer of the Company;
                                                            Vice Chairman of the Board of F&M National Corporation.

William A. Julias (62)                      1980            Attorney, President of the law firm of Julias, Blatt &
                                                            Wolfe, P.C., Harrisonburg, Virginia; Chairman of the
                                                            Board of F&M Bank-Massanutten.

George L. Romine (85)                       1986            Retired Vice President and Director of Abex Corporation
                                                            (automobile parts manufacturer), Winchester, Virginia;
                                                            Retired Executive Director of the Winchester-Frederick
                                                            County Economic Development Commission.

John S. Scully, III (86)                    1970            President of Winchester Cold Storage Co., Inc.,
                                                            Winchester, Virginia.

J. D. Shockey, Jr. (54)                     1970            President of Shockey Industries, Inc. (general
                                                            construction contractor), Winchester, Virginia.

Ronald W. Tydings (57)                      1996            Attorney, President of the law firm of Tydings Bryan and
                                                            Adams, P.C., Fairfax, Virginia; Chairman of the Board,
                                                            F&M Bank-Northern Virginia.

Fred G. Wayland, Jr. (68)                   1994            Retired in 1992 as President and Chief Executive Officer
                                                            of PNB Financial Corporation (a bank holding company
                                                            which affiliated with the Company in 1994), Warrenton,
                                                            Virginia.

         Mr. C. Ridgely White, a director since 1970, is retiring as a director as of the Annual Meeting and will not stand for re-election. Mr. White has been elected Director Emeritus in honor of his long and valued service.

Board of Directors and Committees

         During 1996, the Board of Directors held twelve regular monthly meetings. No special Board meetings were held. All nominees to the Board attended at least 75%, in the aggregate, of the meetings of the Board and committees on which they served.

         The standing committees of the Board of Directors are the Executive Committee, the Audit Committee, the Nominating Committee, and the Human Resources Committee.

         Executive Committee. The members of the Executive Committee for 1996 were Messrs. White, Harris, Romine, Feltner, and Huyett. The Company's Bylaws empower the Executive Committee to exercise the full authority of the Board of Directors when it is not in session, except for certain matters reserved to the Board by law.

         Audit Committee. The Audit Committee, whose members are Messrs. Armstrong, Bowman, Horner, Romine, and Scully, recommends the independent auditors to be selected by the Board, discusses with the independent auditors the scope of their proposed audit, reviews the audit reports, discusses with management the implementation of the auditors' recommendations, reviews the fee of the independent auditors for audit and non-audit services, reviews the adequacy of the Company's system of internal accounting controls and reviews reports of audit activities performed by the Company's staff of internal auditors. This committee met four times during 1996.

         Nominating Committee. The Nominating Committee was composed of Messrs. Clement, Romine, and Shockey. The Nominating Committee recommends to the Board of Directors candidates for election as directors of the Company. This committee met once during 1996.

         Human Resources Committee. The members of the Human Resources Committee are Messrs. White, Clement, Romine, and Shockey. The primary responsibilities of this committee are to review and recommend to the Board of Directors compensation of senior management. This committee also administers cash awards made under the Company's Officers' Incentive Bonus Plan and the granting of stock options under the Company's stock option plan. This committee met once during 1996.

Directors' Fees

         During 1996, each director received $500 for each Board meeting attended, and each nonemployee director received, in addition, an annual retainer of $6,500. Board members were not compensated for committee meetings attended, except that members of the Audit Committee and the Human Resources Committee received $200 for each committee meeting attended. Directors also received $1,200 annually to cover travel, lodging, and related expenses incurred in attending Board and committee meetings.


                        OWNERSHIP OF COMPANY COMMON STOCK

         The following table sets forth, as of February 28, 1997, certain information with respect to the beneficial ownership of Company Common Stock held by each director and nominee and each executive officer named in the Summary Compensation Table below, and by the directors and all executive officers as a group.

         As of February 28, 1997, no person beneficially owned 5% or more of the Company's Common Stock. The directors and all executive officers as a group beneficially owned as of that date, 7% of the outstanding shares of Common Stock.

                                                                                  Stock
                Name                                                          Ownership (1)
           Leonard L. Abel.............................................           68,962
           Frank Armstrong, III........................................           15,937
           William H. Clement..........................................           87,771
           Charles E. Curtis...........................................          161,950(2)
           W. M. Feltner...............................................          154,245(2)
           William R. Harris...........................................          108,868
           L. David Horner, III........................................           98,048
           Jack R. Huyett..............................................          107,829(2)
           William A. Julias...........................................           60,112
           George L. Romine............................................           25,651
           John S. Scully, III.........................................           89,143
           J. D. Shockey, Jr...........................................           29,718
           Ronald W. Tydings...........................................          171,120
           Fred G. Wayland, Jr.........................................            7,800
           C.R. White..................................................           41,215
           Betty H. Carroll............................................           78,936(2)
           Alfred B. Whitt.............................................           76,179(2)
           F. Dixon Whitworth, Jr......................................           38,475(2)
           All Directors & Executive Officers as a Group...............        1,421,959

(1) Includes shares held by affiliated corporations, spouses and minor children, and shares held jointly with spouses or as custodians or trustees for children and others.

(2) Includes: 55,250 shares issuable to Mr. Feltner; 27,625 shares issuable to Mr. Huyett; 27,625 shares issuable to Mrs. Carroll; 27,625 shares issuable to Mr. Whitt; 20,301 shares issuable to Mr. Curtis; and 9,525 shares issuable to Mr. Whitworth under the Company's Stock Option Plans.


                             EXECUTIVE COMPENSATION

         The table below sets forth certain information concerning the annual and long-term compensation earned by the Chief Executive Officer and the other four most highly compensated executive officers of the Company (collectively, the "Named Officers") for each of the past three years.

                           Summary Compensation Table

                                                                                    Long-term
                                                                                    Compensation
                                                                                     Securities
             Name and                               Annual Compensation(1)           Underlying           All Other
        Principal Position            Year       Salary(2)           Bonus           Options(3)        Compensation(4)

W. M. Feltner                         1996         $507,200        $ 200,000            15,000               $ 7,500
   Chairman of the Board/             1995          507,200          180,000            10,000                 9,346
   Chief Executive Officer            1994          407,200          150,000            10,000                 9,225

Jack R. Huyett                        1996         $232,200        $  75,000             7,500               $ 9,750
   President/Chief                    1995          207,200           65,000             5,000                 9,346
   Administrative Officer             1994          172,200           55,000             5,000                 9,225

Betty H. Carroll                      1996         $222,200        $  74,000             7,500               $ 9,761
   Senior Vice President;             1995          207,200           64,000             5,000                 9,346
   President/CEO, F&M                 1994          197,200           54,000             5,000                 9,225
   Bank-Winchester

Alfred B. Whitt                       1996         $170,000        $  55,000             7,500               $ 9,723
   Senior Vice President/             1995          157,200           45,000             5,000                 9,346
   Senior Financial                   1994          142,200           37,500             5,000                 9,225
   Officer/Secretary

F. Dixon Whitworth, Jr.               1996         $142,200        $  38,000             2,500               $ 9,723
   Executive Vice President           1995          132,200           28,000             1,000                 9,315
                                      1994          127,200           22,500             1,000                 8,988


(1) Each Named Officer received certain perquisites and other personal benefits, the amounts of which are not shown because the aggregate amount of such compensation during the year did not exceed the lesser of $50,000 or 10% of total salary and bonus reported for such executive officer.

(2)       Includes directors' fees.

(3) The Company's stock option plan does not permit grants of restricted stock, and this plan is the Company's only stock-based long term compensation plan currently in effect.

(4) These amounts represent Company contributions allocated under the Company's 401(k) Retirement Plan and the Company's Employee Stock Ownership Plan, respectively, to the Named Officers for 1996 in the following amounts: W. M. Feltner, $0 and $7,500; Jack R. Huyett, $2,250 and $7,500; Betty H. Carroll, $2,261 and $7,500; Alfred B.
          Whitt, $2,223 and $7,500; and F. Dixon Whitworth, Jr., $2,223 and $7,500.

                           Stock Option Grants in 1996

         The Company's stock option plan provides for the granting of both incentive and non-qualified stock options to executive officers and key employees of the Company and its subsidiaries. While the option price of incentive options may not be less than the fair market value of the stock at the date of grant, non-qualified options may be granted at prices less than the fair market value of the Common Stock on the date of grant, but in no event at an exercise price less than one-half of the market price on the date of grant.

         The following table provides certain information concerning stock options granted during 1996 to the Named Officers. No stock appreciation rights may be granted under the Company's stock option plan.


                                              Individual Grants
                      ------------------------------------------------------------------
                                      Percent of
                        Number of       Total
                         Shares        Options                   Market
                       Underlying     Granted to    Exercise      Price                                Potential
                         Options      Employees    Price per    on Grant    Expiration           Realizable Value (2)
                                                                                            --------------------------------
        Name           Granted(1)      in 1996       Share        Date         Date          0%           5%            10%
        ----           ----------      -------       -----        ----         ----          --           --            ---
W. M. Feltner              15,000        30.0%        $10          $20        1/2/06        $150,000   $347,505      $606,120
Jack R. Huyett              7,500        15.0          10           20        1/2/06          75,000    173,752       303,060
Betty H. Carroll            7,500        15.0          10           20        1/2/06          75,000    173,752       303,060
Alfred B. Whitt             7,500        15.0          10           20        1/2/06          75,000    173,752       303,060
F. Dixon
   Whitworth Jr.            2,500         5.0          10           20        1/2/06          25,000     57,917       101,000


(1) The stock options granted during 1996 to the Named Officers were granted on January 2, 1996, and first became exercisable on that date.

(2) Potential realizable value at the assumed annual rates of stock price appreciation based on actual option term (10 years) and annual compounding.

            Stock Option Exercises in 1996 and Year-End Option Values

         The following table shows certain information with respect to the stock options exercised during 1996 and the number and value of unexercised options at year-end.

                                                                            Number of                  Value of
                                                                        Shares Underlying            Unexercised
                                     Number of                             Unexercised               In-the-Money
                                  Shares Acquired        Value             Options at                 Options at
             Name                   on Exercise       Realized(1)     December 31, 1996(2)       December 31, 1996(3)
             ----                   -----------       -----------     --------------------       --------------------
W. M. Feltner                         10,250           $ 92,434               35,250                   $440,736
Jack R. Huyett                           512              5,600               17,625                    196,548
Betty H. Carroll                       9,213            107,377               20,187                    254,634
Alfred B. Whitt                        6,651             66,143               18,650                    234,077
F. Dixon Whitworth Jr.                 4,946             52,425                4,525                     55,449

(1) Market value of underlying shares on the date of exercise, minus the option exercise price.

(2)      All the stock options shown for each Named Officer are currently
         exercisable.                  (footnotes continued on next page)

(3) Values are calculated by subtracting the exercise price from the fair market value of the stock at December 31, 1996.

Employment Arrangements

         The Company has employment agreements with certain executive officers, including Mrs. Carroll and Messrs. Huyett, Whitt, Whitworth and 24 senior officers that become effective upon a change in control of the Company. In the case of the Named Officers, with the exception of Mr. Feltner, the Company or its successor agrees to continue these officers in its employ for a term of three years after the date of a change in control. During the contract term, these officers will retain commensurate authority and responsibilities and compensation benefits. They will receive base salaries at least equal to the immediate prior year and bonuses at least equal to the annual bonus paid prior to the change in control. If the officer's employment is terminated during the three year period following a change in control other than for cause or disability as defined in the agreement, or if the officer should terminate employment because a material term of the contract is breached by the Company, the officer will be entitled to a lump sum payment, in cash, within thirty days after the date of termination. This lump sum will be equal to two times the sum of the officer's base salary, annual bonus, and equivalent benefits for Mrs. Carroll and Messrs. Huyett, Whitt, and Whitworth, and one times the sum of the other senior officers' base salaries, annual bonuses, and equivalent benefits.


           HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Human Resources Committee of the Board of Directors of the Company (the "Committee") has furnished the following report on executive compensation:

         The Committee has developed and implemented compensation policies and plans which seek to enhance the profitability of the Company and, thus, shareholder value. In furtherance of these goals, the policies and plans are designed to provide competitive levels of compensation that rely on annual and longer term incentive compensation to attract and retain corporate officers and other key employees of outstanding abilities and to motivate them to perform to the full extent of their abilities. Both types of incentive compensation are variable and closely tied to corporate and individual performance in a manner that encourages a continuing focus on building profitability and shareholder value.

         In its review of management performance and compensation, the Committee has taken into account management's consistent commitment to the long-term success of the Company. Based on its evaluation of these factors, the Committee believes that the senior management of the Company is dedicated to achieving significant improvements in long-term financial performance and that the compensation policies and plans the Committee has implemented and administered have contributed to achieving this management focus.

         Compensation for each of the Named Officers, as well as other senior executives, consists of a base salary and annual and longer term incentive compensation. The Committee fixes base salaries at levels that are competitive or somewhat below the competitive amounts paid to senior executives with comparable qualifications, experience, and responsibilities, after comparing salary ranges of other bank holding companies and other large locally headquartered companies. The annual incentive compensation is approved as a percentage of the net income of the Company. The longer-term incentive compensation is closely tied to the Company's success in achieving significant financial performance goals. The Committee considers the total compensation (earned or potentially available) of each of the Named Officers and the other senior executives in establishing each element of compensation.

         During the fourth quarter of each year, the Chief Executive Officer submits to the Committee the annual salaries for the past three years for the Company's senior executives (other than the Chief Executive Officer), and the Committee reviews the salaries and responsibilities of the officers, and makes any modifications it deems appropriate. Salary proposals are developed by the Company's Chief Executive Officer based on industry peer groups, surveys, and performance judgments as to the past and expected future contributions of the individual senior executives.

         In addition to internal measurements and goals, the Committee considers return on average assets (ROAA) and growth in total assets when evaluating the performance of executive officers. ROAA is a measure used in the industry to compare the profitability of banking companies. For the period ending December 31, 1995, the Company's ROAA was 1.35%, compared to 1.13% for its 110 Peer Group Banks (110 financial institutions, like the Company, between $1 billion and $3 billion in asset size, as supplied by the Federal Reserve Board's Division of Banking). During the same period, the Company's total assets grew at 10.78%, compared to 12.28% for the Peer Group Banks. For a four-year average comparison of the Company's performance to the Peer Group Banks, please see the table on page 12.

CEO Compensation

         The Committee reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data similar to senior executives and the Committee's assessment of his past performance and its expectation as to his future contributions in leading the Company.

         No salary increase was recommended for 1996.

         Although the 1996 salary and option grant were not measured upon the attainment of any specific goals by the Company, the Committee, in its discretion and judgment in making these decisions, took into consideration his individual contribution to the Company's performance for the prior fiscal year reflected by: (1) a $2,731,000 increase in net income, and (2) a $24,493,000 increase in shareholders' equity. The growth of the Company for 1995 exceeded $182,900,000 or 11.1%. Peer group banks at December 31, 1995, increased by 12.28%. Although the Committee, in establishing this salary, uses a subjective approach and does not rely on a formula or weights of specific factors, it carefully considers all the factors listed above.

Annual Incentives

         The Incentive Compensation Plan stresses rewards for achievement of goals set each year. Financial goals include operating earnings and return on shareholders' equity. The formula for 1996 adopted by the Board of Directors was as follows: 12% of net income in excess of 10% return on equity capital, plus 6% of net income in excess of 11.5% return on equity capital. At the end of each year, this formula defines the total fund available for distribution as bonuses.

         The Committee distributes the incentive fund to eligible employees based on the Committee's subjective evaluation of individual performance and contribution to the Company and recommendations by certain senior officers.

         In determining the awards for 1996 from the incentive fund to other eligible employees, including other Named Officers other than the Chief Executive Officer, the Committee reviewed with the Chief Executive Officer recommendations based on individual performance, as well as its evaluation of factors substantially comparable to those considered in establishing the award for the Chief Executive Officer.

         In determining the Chief Executive Officer's award for 1996, in addition to the factors discussed above, the Committee considered its evaluation of the Company's performance and the state of the economy in the Company's service area. The growth of the Company for the nine months ending September 30, 1996, was 16.4% or $300,464,000. Net income growth was 7.4% for the same time period. It considered these factors both on an absolute basis and relative to the performance of the Company's peers.

Stock Incentives

         The Committee considered the desirability of granting awards under the Company's Stock Option Plan which provides the Committee the flexibility to grant longer-term incentives in stock options. The Committee believes that its past grant of options has successfully focused the Company's senior management on building profitability and shareholder value. Stock options granted in 1996 are reflected in the table, "Stock Option Grants in 1996".

         The awards were based, among other things, on a review of competitive compensation data from selected peer companies and information on their total compensation as well as the Committee's evaluation of their past and expected future contributions to the Company's achievement of its long-term goals. Like other compensation decisions, the Committee does not use a formula or weight specific factors in recommending stock options awards, but rather relies on its own subjective evaluation.

         The foregoing report has been furnished by Messrs. Clement, Romine, and Shockey.

Compensation Committee Interlocks and Insider Participation

         During 1996 and up to the present time, there were transactions between certain of the Company's banking subsidiaries and certain members of the Human Resources Committee, or their associates, all consisting of extensions of credit by the banks in the ordinary course of business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involve more than the normal risk of collectibility or present other unfavorable features.

         None of the members of the Human Resources Committee has served as an officer or employee of the Company or any of its affiliates.


                               SHAREHOLDER RETURN

         The Company is subject to the rules of the Securities and Exchange Commission (the "SEC") that require all public companies to present a graph of total investment return in their annual proxy statements. The rules require a line graph which compares the Company's five-year cumulative shareholder return on its Common Stock with the Standard's & Poor's ("S&P") 500 Stock Index and either a published industry index or an index of peer companies selected by the Company. The graph below presents a comparison of the Company's performance with the S&P 500 Stock Index and the SNL Securities $1 to $5 Billion Bank Index (the "SNL" $1B-$5B Bank Index"), assuming that investments of $100 were made on December 31, 1991, and that dividends were reinvested. SNL Securities, based in Charlottesville, Virginia, is a research and publishing firm specializing in the collection and dissemination of data on the financial services industry.

              Comparison of Five Year Cumulative Total Return Among
                F&M National Corporation, S&P 500 Stock Index and
                           the SNL $1B-$5B Bank Index





                                 [GRAPH]




                                    1991         1992         1993         1994         1995         1996
                                    ----         ----         ----         ----         ----         ----
F&M National Corporation            100.00       169.52       167.09       173.34       226.37       251.30
S&P 500 Total Return                100.00       107.62       118.47       120.03       165.13       202.89
$1B - $5B Bank Index                100.00       144.84       174.08       183.28       246.47       319.51

         While the growth in the Company's stock price over the past five years has lagged behind the peer group, the Company has outperformed the S&P 500 Stock Index. The Company has outperformed its peer group for the last four years according to other measurements. A review of certain performance measurements for the four-year period ending September 30, 1996, for the 121 Peer Group Banks with assets ranging from $1 billion to $3 billion, as furnished by the Federal Reserve System, indicates that the Company's performance compares favorably to this peer group. The table below presents a comparison of selected annual performance measurements, averaged for the five-year period ending September 30, 1996, for the Company and the Peer Group Banks.

                                                                                               Peer Group
                                                                                         Financial Institutions
                                                F&M National Corporation                Between $1 - $3 Billion
                                                ------------------------                -----------------------
Return on assets                                          1.36%                                  1.09%
Asset growth                                             16.86%                                 12.67%
Equity capital to assets                                 10.10%                                  8.66%
Cash dividend/net income                                 45.35%                                 27.93%
Efficiency Ratio                                         59.86%                                 62.70%


           INTEREST OF DIRECTORS AND OFFICERS IN CERTAIN TRANSACTIONS

         During 1996, the Company's banking subsidiaries extended credit to directors and officers of the Company and its subsidiaries. All such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectibility or present unfavorable features.

         The banking subsidiaries of the Company, pursuant to the Company's employee loan policy, make individual general purpose loans on a nondiscriminatory basis to employees of subsidiaries at interest rates below those for comparable transactions with other persons. No such loans were outstanding to any officer or director of the Company during 1996. The banking subsidiaries are prohibited from making loans, with the exception of residential mortgages and educational loans, to executive officers in excess of certain dollar limits fixed by banking laws.

         William A. Julias, a director of the Company, is also Chairman of the Board of F&M Bank-Massanutten, a subsidiary of the Company. Mr. Julias is President of the Harrisonburg, Virginia, law firm of Julias, Blatt & Wolfe, P.C., which serves as legal counsel for that bank. J. D. Shockey, Jr., a director of the Company and F&M Bank-Winchester, performed work for F&M Bank-Winchester during 1996 in connection with the renovation of the 9 Court Square Complex which is under contract with Shockey Industries, Inc. Ronald W. Tydings, a director of the Company, is also Chairman of the Board of F&M Bank-Northern Virginia, a subsidiary of the Company. Mr. Tydings is President of the Fairfax, Virginia, law firm of Tydings Bryan and Adams, P.C., which serves as legal counsel for that bank.

Compliance with Stock Ownership Reporting Requirements

         Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, directors and executive officers of the Company are required to file reports with the SEC indicating their holdings of and transactions in the Company's stock. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, insiders of the Company complied with all filing requirements during 1996, except that William R. Harris, a director, did not timely file a report in connection with the acquisition of 4,200 shares of Common Stock in April 1996.

            INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS - PROPOSAL TWO

         The Board of Directors, upon recommendation of the Audit Committee, has appointed Yount, Hyde & Barbour, P. C., as the Company's independent public accountants for the year ending December 31, 1997, and has further directed that management submit the selection of independent public accountants for ratification by the shareholders at the Annual Meeting. Yount, Hyde & Barbour,
P. C., has been serving the Company for many years. This firm has advised the Company that neither the firm nor any member of the firm now has, or has held during the past five years, any direct or indirect financial interest in the Company or any of its subsidiaries. Representatives of the firm are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                                 OTHER MATTERS

         As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matter properly comes before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.


                     PROPOSALS FOR THE 1998 ANNUAL MEETING

         The Company's Bylaws provide that, in addition to any other applicable requirements, for business (including shareholder nominations of Director candidates) to be properly brought before the Annual Meeting by a shareholder, the shareholder must give timely notice in writing to the Secretary of the Company at least 90 days prior to the Annual Meeting. As to each matter, the notice must comply with certain informational requirements set forth in the Bylaws.

         The 1998 Annual Meeting of Shareholders is scheduled for April 21,
1998.


                           ANNUAL REPORT ON FORM 10-K

         A copy of the Company's Annual Report on Form 10-K for 1996 filed with the Securities and Exchange Commission, excluding exhibits, can be obtained without charge by writing to Alfred B. Whitt, Senior Vice President and Secretary, F&M National Corporation, P.O. Box 2800, Winchester VA 22604.

                                             By Order of the Board of Directors

                                             Alfred B. Whitt
                                             Senior Vice President and Secretary

Winchester, Virginia
March 21, 1997

INSTRUCTIONS AND MAP TO TRAVELODGE OF WINCHESTER

Coming from Town.

Take Route 50 East. After you cross over Interstate I-81, turn right at stoplight onto Route 522 South. TraveLodge will be on the right.

Coming from the South on I-81 (i.e., traveling northbound). EXIT 313.

Take Exit 313 for Route 50 in Winchester. After coming off the Exit, continue straight through stoplight across Route 50 (and onto Route 522 South). TraveLodge will be on the right after going through the intersection.

Coming from the North on I-81 (i.e., traveling southbound). EXIT 313-A.

Take Exit 313-A onto Route 50 East in Winchester. At stoplight, turn right onto Route 522. TraveLodge will be on the right.

PLEASE USE "BANQUET ROOM" ENTRANCE.

TraveLodge's address is 160 Front Royal Pike, Winchester, VA  22602.
Telephone: 540-665-0685

                            F&M NATIONAL CORPORATION

          This Proxy is solicited on behalf of the Board of Directors.

The undersigned, revoking all prior proxies, hereby appoints Joseph E. Kalbach, Alice J. Childs and Thom F. Hanes as proxies, and each or any of them with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of F&M NATIONAL CORPORATION held of record by the undersigned on February 28, 1997, at the Annual Meeting of Shareholders to be held April 22, 1997, or any adjournment thereof, on each of the following matters:

2. Election of directors.

   [ ] FOR all Nominees listed below     [ ] WITHHOLD AUTHORITY TO VOTE FOR
                                             THOSE INDICATED BELOW

 Leonard L. Abel; Frank Armstrong, III; William H. Clement; Charles E. Curtis;
    W. M. Feltner; William R. Harris; L. David Horner, III; Jack R. Huyett; William A. Julias; George L. Romine; John S. Scully, III; J. D. Shockey, Jr.;
                  Ronald W. Tydings; and Fred G. Wayland, Jr.

INSTRUCTIONS:  To withhold authority to vote for an individual Nominee, print the name of the Nominee in the space provided below.

 ----------------------------------------------------------------------------

2. To ratify the selection by the Audit Committee of the Board of Directors of Yount, Hyde & Barbour, P.C., independent certified public accountants, as auditors of the Company for 1997.

                  [ ] FOR        [ ] AGAINST       [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. The Board of Directors has not been notified of any such matters.

   This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" each proposal. All joint owners MUST sign.

   Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

DATED ______________                     _____________________________
                                         Signature

NUMBER OF SHARES

____________________                     _____________________________
                                         Signature (if jointly owned)

________________________________________________________________________________

   PLEASE MARK, SIGN, DATE & RETURN THIS PROXY PROMPTLY IN ENCLOSED ENVELOPE.
________________________________________________________________________________